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                                                                  EXHIBIT 10(kk)


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement"), dated as of October 21, 1997, is entered into by and among VALLEY FORGE DENTAL ASSOCIATES, INC., a Delaware corporation (the "Borrower"), and EACH OF THE CORPORATIONS LISTED AS A SUBSIDIARY ON THE ATTACHED SCHEDULE I (the "Subsidiaries" being collectively referred to herein together with the Borrower as the "Debtors" and individually as a "Debtor"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank");

WITNESSETH THAT:

         WHEREAS, each Debtor is (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of its respective Collateral (as defined in Section 1 hereof); and

         WHEREAS, pursuant to that certain Discretionary Line of Credit Letter Agreement dated of even date herewith among the Borrower, the Subsidiaries, the other Guarantors set forth therein (the foregoing being collectively referred to as the "Loan Parties") and the Bank (as amended and restated and as it may hereafter from time to time be further restated, amended, modified or supplemented, the "Credit Agreement"), the Bank has agreed from time to time to review Borrower's requests for loans which, if in the Bank's sole discretion any such loans are made, are in all cases, payable on demand; and

         WHEREAS, the Bank has agreed to enter into the Credit Agreement subject to the condition, among others, that each of the Debtors secure its obligations to the Bank under the Credit Agreement and the other Loan Documents in the manner set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  (a) "Code" means the Uniform Commercial Code of each state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of the Debtors in which the Bank is granted a security interest pursuant to this Agreement.

                  (b) "Collateral" means, in the case of each Debtor, all of its right, title and interest in, to and under the following described property of such Debtor (each capitalized term
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used in this Section 1(b) shall have in this Agreement the meaning given to it by Article 9 of the Code as in effect in Pennsylvania or other applicable jurisdiction):

                           (i)      all now existing and hereafter acquired and
arising Accounts, General Intangibles, Chattel Paper, Investment Property, Documents, Instruments, Letters of Credit, Advices of Credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof);

                           (ii)     to the extent, if any, not included in
clause (i) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

Without limiting the foregoing and to the extent permitted by applicable Law, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

Notwithstanding the foregoing, to the extent that the terms of any lease to which any Debtor is a party prohibit assignment thereof without consent of the lessor, then such lease shall not be part of the Collateral unless and until such consent is obtained. Each Debtor covenants and agrees that, after any demand for payment of the Debt by the Bank has been made and payment in full has not been received, at the request of the Bank, it shall use its best efforts to obtain the consent of any such lessor to the grant of security interests in such lease.

                  (c) "Debt" means, collectively, all now existing and hereafter arising Indebtedness of the Borrower, the other Loan Parties to the Bank under the Credit Agreement, the Guaranty Agreements and the other Loan Documents, including without limitation, all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of the Borrower and the other Loan Parties to the Bank now existing or hereafter incurred under the Credit Agreement, the Guaranty Agreements or the Note, or any of the other Loan Documents referred to therein, as any of the same or any one or more of them may from time to time be amended, restated, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part.

                  (d)      "Permitted Liens" means

                           (i)      Liens for taxes, assessments, or similar
charges, incurred in the ordinary course of business and which are not yet due and payable;

                           (ii)     Pledges or deposits made in the ordinary
course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

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                           (iii)    Liens of mechanics, materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                           (iv)     Good-faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (except that appeal bonds shall be permitted even if not considered in the ordinary course of business);

                           (v)      Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (vi)     Liens, security interests and mortgages in
favor of the Bank;

                           (vii)    Purchase Money Security Interests;

                           (viii)   Liens securing obligations under capital or
operating leases provided that such Liens are limited to the property under lease;

                           (ix)     Liens existing on the date hereof and set
forth on Schedule 2 hereto provided that the principal amount of the Indebtedness secured thereby is not hereafter increased, the material terms of such Indebtedness are not changed and no additional assets become subject to any such Lien;

                           (x)      In addition to Liens permitted under clauses
(vi) - (ix) above, Liens securing Indebtedness up to $300,000 outstanding in the aggregate at any time in connection with Permitted Acquisitions provided that the Liens shall only extend to assets acquired pursuant to the Permitted Acquisitions and such Liens existed prior to the Permitted Acquisition and were not granted to secure any financing of the Permitted Acquisition;

                           (xi)     Liens permitted in writing by the Bank; and

                           (xii)    The following, (A) if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its obligations hereunder or under the other Loan
Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, provided that the applicable Loan Party

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                  maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual
                  Liens.

                           (4) Liens resulting from final judgments or orders.

                  (e) "Receivables" means all of the Collateral except Equipment and Inventory.

         2. As security for the due and punctual payment and performance of the Debt in full, each Debtor hereby agrees that the Bank shall have, and each Debtor hereby grants to and creates in favor of the Bank, a first priority security interest under the Code and lien in and to each Debtor's respective Collateral subject only to Permitted Liens. Without limiting the generality of
Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Bank taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by the Debtor, such Debtor will at its expense execute and deliver to the Bank such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Bank from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against the Debtor and all third parties to secure the Debt.

         3. Each Debtor jointly and severally represents and warrants to the Bank that (a) such Debtor has good and marketable title to its Collateral, and
(b) except for the security interest granted to and created in favor of the Bank hereunder and Permitted Liens, all the Collateral is free and clear of any Lien.

         4. Each Debtor will faithfully preserve and protect the Bank's security interest in such Debtor's Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens, and will, upon request therefor by the Bank, do all such other acts and things and will, upon request therefor by the Bank, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Bank in its reasonable discretion deems necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Debtor hereby irrevocably appoints

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the Bank, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead in the event any Debtor fails to execute, deliver, file or record such items after the Bank's request. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

         5.       Each Debtor jointly and severally covenants and agrees that:

                  (a) it will defend the Bank's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever other than any person claiming a right in the Collateral pursuant to an agreement between such Person and the Bank or pursuant to a Permitted Lien;

                  (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

                  (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration or impairment of the Collateral or of the Bank's rights under this Agreement;

                  (d) except as permitted by the Credit Agreement, it will not sell, assign or otherwise dispose of any portion of the Collateral;

                  (e) it will (i) obtain and maintain sole and exclusive possession or control of the Collateral, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Bank prior notice and taken any action reasonably requested by the Bank to maintain its security interest therein, (iii) deliver to the Bank upon the Bank's request therefor all Collateral consisting of Chattel Paper immediately upon such Debtor's receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Bank may from time to time reasonably require;

                  (f) it will promptly furnish to the Bank such information and documents relating to the Collateral as the Bank may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof; all of the foregoing to be certified upon request of the Bank by an authorized officer of such Debtor;

         6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Bank's rights with respect to the Collateral against all Persons other than any third party claiming a right in the Collateral pursuant to an agreement by and between such party and the Bank and anyone asserting a right in respect of a Permitted Lien. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Bank takes such action for that purpose as the Debtors shall request in writing or in the absence of such request, if the Bank deals with it in the same manner that it deals with similar property for its own account, provided that such requested action will not, in the

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judgment of the Bank, impair the security interest in the Collateral created hereby or the Bank's rights in, or the value of, the Collateral, and provided further that such written request is received by the Bank in sufficient time to permit the Bank to take the requested action.

         7. (a) At any time and from time to time whether or not any demand for payment of the Debt by the Bank has been made and without prior notice to or consent of the Debtors, the Bank may at its option take such reasonable actions as the Bank deems appropriate (i) to attach, perfect, continue, preserve and protect the Bank's prior security interest in the Collateral, and/or (ii) inspect, audit and verify the Collateral, including reviewing all of the Debtors' books and records and copying and making excerpts therefrom, provided that prior to any demand for payment of the Debt by the Bank, the same is done with advance notice during normal business hours to the extent access to any of the Debtors' premises is required, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses
(i) and (ii) to the Debt, to be paid by the Debtors to the Bank upon demand;

                  (a) At any time and from time to time after any demand for payment of the Debt by the Bank has been made and without prior notice to or consent of the Debtors, the Bank may at its option take such reasonable action as the Bank deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by the Debtors to the Bank upon demand.

         8. After any demand for payment of the Debt by the Bank has been made and payment in full has not been received:

                  (a) The Bank shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including, to the extent not inconsistent with the provisions of the Code or any other applicable Law, without limitation to take over and collect all the Debtors' Receivables and all other Collateral to the extent not prohibited by Law, and to this end to the extent not prohibited by Law each Debtor hereby appoints the Bank, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require the Debtors to assemble the Collateral and deliver it to the Bank or to any place designated by the Bank at the Debtors' expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Bank may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of the Debtors' rights and remedies with respect to the collection of the Receivables,
(vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law,

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sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Bank deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign the Debtor's name on any proof of claim in bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign the Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Bank's sole discretion, exercised in good faith, to fulfill the Debtors' obligations under the Loan Documents, (xv) endorse the name of the Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use the Debtor's stationery and sign the Debtor's name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which the Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral,
(xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Bank may deem appropriate with respect to the Collateral, including extending or modifying the terms of payment of the Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Bank pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Bank.

                  (b) The Bank shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Bank, in its sole discretion exercised in good faith, may deem advisable and apply the proceeds so received in accordance with Section 9 hereof. Such sales may be adjourned from time to time with or without notice. The Bank shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Bank may see fit. The Bank may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

         9. The security interest in each Debtor's Collateral granted to and created in favor of the Bank by this Agreement shall be for the benefit of the Bank. Each of the rights, privileges, and remedies provided to the Bank hereunder or otherwise by Law with respect to each Debtor's Collateral shall be exercised by the Bank only for its own benefit, and any of the Debtor's Collateral or proceeds thereof held or realized upon at any time by the Bank shall be applied as follows:

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                  (a) first, to reimburse the Bank for reasonable out-of-pocket costs, expenses and disbursements, including reasonable attorneys' fees and legal expenses, incurred by the Bank in connection with realizing on the Collateral or collection of any of the Debt, including advances made by the Bank for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                  (b) second, to the repayment of all Debt then due and unpaid, whether of principal, interest, fees, expenses or otherwise, in such manner as the Bank may determine in its discretion; and

                  (c) the balance, if any, to the Debtors or as otherwise required by Law.

Each Debtor shall remain liable to the Bank for and shall pay to the Bank any deficiency which may remain after such sale or collection.

         10. If the Bank repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof, then to the extent it is commercially reasonable for the Bank to store any Collateral on any Debtor's premises, such Debtor, to the extent it has the right to do so, hereby agrees to lease to the Bank on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Bank's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

         11. Upon indefeasible payment in full of the Debt and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Bank shall thereupon promptly return to each Debtor such of its Collateral and such other documents delivered by such Debtor hereunder as may then be in the Bank's possession and execute such documents, instruments, agreements or any combination thereof as the Debtors shall reasonably request to evidence such termination. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Upon any sale or other transfer of any Collateral which sale is not prohibited by and which disposition is made in accordance with the Credit Agreement, the Bank shall (i) release its security interest on the Collateral being sold or transferred and (ii) execute such documents, instruments, agreements or any combination thereof as the Debtor shall request to evidence such termination.

         12. No failure or delay on the part of the Bank in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Bank hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single default shall be deemed a waiver of a subsequent default. All waivers under this Agreement must be in writing. The rights and remedies of the Bank under this Agreement are cumulative and in addition to any rights or

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remedies which it may otherwise have, and the Bank may enforce any one or more remedies hereunder successively or concurrently at its option.

         13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Credit Agreement.

         14. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. The Debtors shall promptly notify the Bank of any changes in the information set forth thereon.

         15. Each Debtor acknowledges that the provisions hereof giving the Bank rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Bank access to such Debtor's premises are intended to afford the Bank with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Bank can, among other things, make an appropriate determination after any demand for payment of the Debt by the Bank has been made, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should such Debtor refuse to turn over any Collateral to the Bank. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Bank, such Debtor acknowledges that the Bank would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Bank and waives any claim or defense in any such action or proceeding that the Bank has an adequate remedy at Law.

         16. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and each Debtor and their successors and assigns, except that the Debtors may not assign or transfer the Debtor's obligations hereunder or any interest herein.

         17. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth excluding its rules relating to conflicts of Law.

         18. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Waiver of Rights. Each of the Debtors waives any rights to require the Bank to proceed against the Borrower or any other person, to proceed or exhaust any collateral, or to pursue any other remedy prior to exercising the Bank's rights under this Security Agreement. Each of the Debtors further waives any defense which might otherwise arise by reason of any disability, discharge in bankruptcy, or other defense of the Borrower or of any other person liable in respect of the Debt. Until the Debt is indefeasibly paid in full, each of the Debtors shall have

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
no right of subrogation or contribution against any party liable on the Debt. Each of the Debtors waives any right to enforce any remedy that the Bank has or may hereafter have against the Borrower or any other person and waives any benefit of any collateral now or hereafter held by the Bank in respect of the Debt. Each of the Debtors authorizes the Bank, without notice to any of the other Debtors, and without affecting the security interest granted hereby or the liabilities of any of the Debtors hereunder, to renew, extend, accelerate, compromise, settle or otherwise change the time for payment of or otherwise change the terms of the Debt or any part thereof, including to increase or decrease the rate of interest thereon; to exchange, release or subordinate any collateral which may be held by the Bank as security for the Debt; to release or substitute any person for the Borrower or any endorser or guarantor of the Debt or any part thereof or any other parties thereto; and to apply any payments on account of the Debt any proceeds of any collateral held by the Bank for the Debt, against any item or items of the Debt or instrument or instruments evidencing the Debt, as the Bank shall, in its sole discretion elect whether or not the same may then be due.



                            [SIGNATURE PAGE FOLLOWS]




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                 [SIGNATURE PAGE 1 OF 1 TO SECURITY AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

                      VALLEY FORGE DENTAL ASSOCIATES, LTD. and the Subsidiaries listed on Schedule 1 hereto (other than Riverhearst, Inc.)



                              By: /s/ W. Gary Liddick
                              __________________________________________________
                                       W. Gary Liddick, Vice President and Chief
                                       Financial Officer



                              RIVERHEARST, INC.



                              By: /s/ Robert A. Ouimette
                              __________________________________________________
                                       Robert A. Ouimette, President



                              PNC BANK, NATIONAL ASSOCIATION



                              By: /s/ Justin J. Falgione
                              __________________________________________________
                                       Justin J. Falgione, Relationship Manager